Exhibit 32.1

Written Statement of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Interpharm Holdings, Inc. (the “Company”), each hereby certifies that to his knowledge, on the date hereof:

(1)
the Form 10-K of the Company for the period ended June 30, 2006 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 28, 2006

/s/Cameron Reid
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Cameron Reid
Chief Executive Officer

/s/George Aronson
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George Aronson
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Interpharm Holdings, Inc. and will be retained by Interpharm Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.